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                                                                 EXHIBIT (23)(F)

                          CONSENT OF RYAN, BECK & CO.

     We hereby consent to the references in the Registration Statement on Form S-4 dated August 15, 1996 (containing the Prospectus of First Union Corporation and the Proxy Statement of Home Financial Corporation) to our opinion to be included therein with respect to the merger of First Union Corporation and Home Financial Corporation, and to our firm, respectively, and to the inclusion of such opinion as an annex to the Proxy Statement. By giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                         RYAN, BECK & CO., INC.

                                         By: /s/ David P. Downs
                                           DAVID P. DOWNS
                                           SENIOR VICE PRESIDENT

West Orange, NJ
August 6, 1996